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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46008, 333-66434, 333-113692, 333-117003, and 333-137458), Form S-3 (Nos. 333-110067, 333-102436, 333-76144, 333-115245, 333-115247, and 333-118823), and Form SB-2/Amended on Form S-3 (No. 333-47240) and related prospectuses of our reports dated March 13, 2008, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of MIVA, Inc.'s internal control over financial reporting which appear in this Form 10-K.

Miami, Florida March 13, 2008	/s/ BDO Seidman, LLP Certified Public Accountants

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM